Exhibit 99.1

News Release	Contact: Bruce Russell
Russell Communications Group
brucerussell@ruscom.com

Cyanotech Continues Delay of First Quarter Fiscal 2007 Financial Results

KAILUA KONA, Hawaii (August 21, 2006) – Cyanotech Corporation (Nasdaq Capital Market: CYAN) announced it will not meet today’s deadline for filing with the Securities and Exchange Commission its Form 10-Q Report for its fiscal 2007 first quarter ended June 30, 2006.  The Company had requested an extension of the time to file the Report after identifying an accounting matter that required resolution before filing.  The accounting review is continuing due to the technical nature of the previously announced accounting matter related to the Company’s historical treatment of certain inventory related costs.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for statements of historical fact, the statements in this news release are forward-looking.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.  These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, production problems caused by contamination, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company’s recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

73-4460 Queen Kaahumanu Highway, #102  ~  Kailua-Kona, Hawaii 96740

(808) 326-1353  fax (808) 329-3597  ~ www.cyanotech.com